                                                                    EXHIBIT 99.1



                    CERTIFICATION PURSUANT TO 18 U.S.C. 1350


        I, Allen Carlson, the Chief Executive Officer of Sun Hydraulics Corporation (the "Company"), certify that (i) the Quarterly Report on Form 10-Q for the Company for the quarter ended September 28, 2002 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                                               /s/ Allen Carlson
                                                         Chief Executive Officer
                                                                November 4, 2002